Exhibit 10.1

AMENDMENT TO ADVISORY AGREEMENT

This AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”), dated June 23, 2021, is by and among Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (the “Company”), Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership (the “Partnership”), and Griffin-American Healthcare REIT IV Advisor, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company, the Partnership and the Advisor previously entered into that certain Advisory Agreement dated February 16, 2016 (the “Agreement”);

WHEREAS, the Company, the Partnership, Continental Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Griffin-American Healthcare REIT III, Inc., a Maryland corporation (“GAHR III”) and Griffin-American Healthcare REIT III Holdings, LP, a Delaware limited partnership and the operating partnership of GAHR III (“GAHR III Operating Partnership”), desire to effect a business combination in which (i) GAHR III will be merged with and into Merger Sub, with Merger Sub being the surviving entity, and (ii) the Partnership will be merged with and into GAHR III Operating Partnership, with GAHR III Operating Partnership being the surviving entity (collectively, the “Mergers”); and

WHEREAS, in connection with the proposed Mergers, the Company, the Partnership and the Advisor desire to amend the Agreement to reflect a waiver of the Acquisition Fee payable in connection with the Mergers.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2. Amendment to Section 8(a). Pursuant to Section 24 of the Agreement, the Company, the Partnership and the Advisor hereby agree that Section 8(a) of the Agreement shall be deleted and replaced in its entirety with the following:

(a)

Acquisition Fee. The Advisor or its Affiliates shall receive as compensation for services rendered in connection with the investigation, selection and acquisition of Properties or Real Estate-Related Investments (by purchase, investment or exchange) funded by equity raised during the Offering Stage through the Advisor or its Affiliates, including any acquisitions completed after the end of the Offering Stage and/or the termination of this Agreement or funded with net proceeds from a Sale, an acquisition fee payable by the Company (the “Acquisition Fee”). The total Acquisition Fee paid to the Advisor or its Affiliates for services provided by the Advisor, its Affiliates or sub-contractors thereof, but excluding real estate commissions paid to real estate broker Affiliates of the Advisor, shall be paid entirely in cash as follows: (i) with respect to each Real Estate-Related Investment, a base fee of two percent (2.0%) of the Contract Purchase Price of each such Real Estate-Related Investment, plus a contingent advisor payment (the “Contingent Advisor Payment”) of an additional two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Real Estate-Related Investment, and (ii) with respect to each Property, a base fee of two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Property, plus a Contingent Advisor Payment of an additional two and twenty-five hundredths percent (2.25%) of the Contract Purchase Price of each such Property. Notwithstanding the foregoing, the first $7,500,000 of amounts paid by the Advisor for dealer manager fees and Organizational and Offering Expenses (the “Contingent Advisor Payment Holdback”) will be retained by the Company and will not be paid to the Advisor or its Affiliates until the later of (A) the termination of the Offering Stage, or (B) the third anniversary of the date the Registration Statement is declared effective by the Securities and Exchange Commission, at which time such amount shall be paid to the Advisor or its Affiliates. In connection with any subsequent public equity offerings that may be conducted by the Company which provide for a Contingent Advisor Payment to the Advisor or its Affiliates, an additional Contingent Advisor Payment Holdback equal to 0.25% of the amount by which (I) the primary offering portion of each such subsequent public equity offering plus the amount raised by the Company in the primary offering portion of the Company’s initial public offering pursuant to the Registration Statement exceeds (II) $3,000,000,000 (the “Follow-On Contingent Advisor Payment Holdback”) will be retained by the Company and will not be paid to the Advisor or its Affiliates until the later of (X) the termination of the Offering Stage, or (Y) the third anniversary of the date the Registration Statement for the Company’s initial public equity offering is declared effective by the Securities and Exchange Commission, at which time such amount shall be paid to the Advisor or its Affiliates. Furthermore, the amount of the Contingent Advisor Payment to be paid to the Advisor or its Affiliates shall not exceed the then-outstanding amounts paid by the Advisor with respect to the dealer manager fee and Organizational and Offering Expenses with respect to the Company’s Offering after taking into account the amount of the Contingent Advisor Payment Holdback and the Follow-On Contingent Advisor Payment Holdback described above. For these purposes, the amounts paid by the Advisor and considered as “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. Following the termination of the Offering Stage, no further Contingent Advisor Payment shall be payable to the Advisor upon full and complete receipt by the Advisor of all outstanding amounts paid by the Advisor with respect to the dealer manager fee and Organizational and Offering Expenses with respect to the Company’s Offering. At the Advisor’s discretion, a portion of the Acquisition Fee may be paid to third-party developers for services rendered. Acquisition Fees shall be payable on the acquisition of a specific Property or Real Estate-Related Investment, on the acquisition of a portfolio of Properties or Real Estate-Related Investments through a purchase of assets, controlling securities or by joint venture, by a merger or similar business combination or other comparable transaction, or on the completion of development of a Property or Properties for the Company, including the acquisition of any Properties or Real Estate-Related Investments funded by equity raised during the Offering Stage by the Advisor or its Affiliates which are completed after the end of the Offering Stage and/or the termination of this Agreement, regardless of the Advisor’s or its Affiliates’ efforts in connection with the acquisition of any Properties or Real Estate-Related Investment funded by equity raised during the Offering Stage by the Advisor or its Affiliates which are completed after the end of the Offering Stage and/or termination of this Agreement. To the extent that the Company acquires Properties or Real Estate-Related Investments after the end of the Offering Stage and/or the termination of this Agreement, such acquisitions shall be deemed to have been funded first by “equity raised during the Offering Stage by the Advisor or its Affiliates.” For purposes of determining any Acquisition Fees payable to the Advisor after the end of the Offering Stage and/or the termination of this Agreement, the amount of “equity raised during the Offering Stage by the Advisor or its Affiliates” shall be calculated by dividing (i) the Gross Offering Proceeds at the end of the Offering Stage and/or the termination of this Agreement less selling commissions, the portion of the dealer manager fee funded by the Company, Acquisition Fees and Acquisition Expenses, by (ii) 0.50. Notwithstanding the foregoing, the total of all Acquisition Fees and Acquisition Expenses payable with respect to any

Property or Real Estate-Related Investment that is acquired shall be reasonable and shall not exceed six percent (6.0%) of the Contract Purchase Price of such Property or Real Estate-Related Investment unless fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

Notwithstanding the foregoing, the Advisor hereby waives any Acquisition Fee payable as a result of or in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated June 23, 2021, by and among the Company, the Partnership, Continental Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Griffin-American Healthcare REIT III, Inc., a Maryland corporation (“GAHR III”) and Griffin-American Healthcare REIT III Holdings, LP, a Delaware limited partnership and the operating partnership of GAHR III, including the merger of GAHR III, with and into Merger Sub, with Merger Sub being the surviving entity.

3. Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4. Counterparts. The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

By:	/s/ Jeffrey T. Hanson
Name:	Jeffrey T. Hanson
Title:	Chief Executive Officer and Chairman of the Board of Directors

GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, LP
By: Griffin-American Healthcare REIT IV, Inc., its General Partner

By:	/s/ Jeffrey T. Hanson
Name:	Jeffrey T. Hanson
Title:	Chief Executive Officer and Chairman of the Board of Directors

GRIFFIN-AMERICAN HEALTHCARE REIT IV ADVISOR, LLC
By:

By:	/s/ Danny Prosky
Name:	Danny Prosky
Title:	Managing Director

[Signature Page to Amendment to Advisory Agreement]